                                                                  Exhibit (e)(4)

                        FORM OF SELLING DEALER AGREEMENT

      We at ALPS Distributors, Inc. ("we" or "ALPS") invite you, ( ), to make available to your customers shares of the open-end investment companies, or the separate series or classes of the open-end investment companies, in the State Street Institutional Investment Trust (the "Funds"). We hereby authorize you to offer shares of the Funds to your customers and acknowledge that you will act as authorized agent for your customers in purchasing shares of the Funds from us, subject, however, to all of the terms and conditions of this agreement, and to our right, without notice, to suspend or terminate any offering of the shares of the Funds. We may periodically change the list of Funds by giving you written notice of the change. We are the principal underwriter for the Funds and, as agent for the Funds, we offer to sell Fund shares to the accounts of customers on whose behalf you are acting on the following terms and conditions:

1. Certain Defined Terms. As used in this Agreement, the term "Prospectus" means the applicable prospectus for any particular Fund and the related statement of additional information, whether in paper format or electronic format, included in the then currently effective registration statement (or post-effective amendment thereto) relating to such Fund, and any information that we or the Fund may issue to you as a supplement to such prospectus or statement of additional information (a "sticker"), all as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended.

2.    Purchases of Fund Shares for Sale to Customers.

      (a) You agree that you are only authorized to offer shares to your customers. You agree to offer Fund shares to your customers only at the applicable public offering price, giving effect to cumulative or quantity discounts or other purchase programs, plans or services described in the applicable Prospectus. You agree to deliver or cause to be delivered to each customer, at or prior to the time of any purchase of shares from us, a copy of the then current prospectus (including any stickers thereto) and, to each customer who so requests, a copy of the then current statement of additional information (including any stickers thereto).

      (b) You agree that you will not buy or sell shares directly to or from any customer.

      (c) We will accept your purchase orders only at the public offering price applicable to each order, as determined in accordance with the Prospectus. We will not accept from you a conditional order for Fund shares. All orders are subject to acceptance or rejection by us in our sole discretion. We reserve the right in our discretion, and without notice to you, to suspend sales or to withdraw the offering of Fund shares, in whole or in part, or to make a limited offering of Fund shares.

      (d) The placing of orders with us will be governed by instructions that we will periodically deliver to you. The purchase of Fund shares on behalf of your customers must be in federal funds in accordance with such instructions, and we must receive your payment on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934. If we do not receive such payment on or before such settlement date, we may, without notice, cancel the sale, or, at our option, sell the shares that you ordered on behalf of your customers back to the issuing Fund, and we may hold your customers responsible for any loss suffered by us or the issuing Fund as a result of the failure to make payment as required.

      (e) You will comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder. You will not offer shares of any Fund for sale unless such shares are duly registered under the applicable state and federal laws and the rules and regulations thereunder or otherwise exempt from such registration requirements.

      (f) Any transaction in Fund shares shall be effected and evidenced by book-entry on the records maintained by the transfer agent of the Funds. A confirmation statement evidencing transactions in Fund shares will be transmitted to you by the transfer agent.

3.    Account Options.

      (a) You may appoint the transfer agent for the Funds as your agent to execute customers' transactions in Fund shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such transaction to your customers on your behalf..

      (b) You may instruct the transfer agent for the Funds to register shares purchased in your name and account as nominee for your customers, in which event all Prospectuses, proxy statements, periodic reports and other printed material will be sent to you and all confirmations and other communications to shareholders will be transmitted to you. You shall be responsible for forwarding such printed material, confirmations and communications, or the information contained therein, to all customers for whom you hold such shares as nominee. However, the transfer agent for the Funds or the Funds themselves shall be responsible for the reasonable costs associated with your forwarding such printed material, confirmations and communications and shall reimburse you in full for such costs. You shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account you are holding such shares. With respect to customers other than such customers, you shall provide us with all information (including, without limitation, certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.

      (c) Accounts opened or maintained pursuant to the Networking system of the National Securities Clearing Corporation ("NSCC") will be governed by applicable NSCC rules and procedures and any agreement or other arrangement with us relating to Networking.

4.    Your Compensation.

      (a) Your concession, if any, on sales of Fund shares to your customers will be as provided in the Prospectus or in the applicable schedule of concessions issued by us and in effect at the time of our sale to your customers. Upon written notice to you, we, or any Fund, may change or discontinue any schedule of concessions, or issue a new schedule.

      (b) In the case of a Fund or class thereof which has adopted a Distribution and Service Plan (a "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), we may elect from time to time to make payments to you as provided under such Plan. Any such payments shall be made in the amount and manner set forth in the applicable schedule of distribution and service payments issued by us and then in effect as set forth in the Prospectus. Such schedule of distribution and service payments may be discontinued or changed by us from time to time and shall be in effect with respect to a Fund which has a Plan only so long as such Fund's Plan remains in effect. In the case of a Fund or class thereof that has no currently effective Plan, we may, to the extent permitted by applicable law, elect to make payments to you from our own funds.

      (c) In the event that Rule 2830 of the National Association of Securities Dealers (the "NASD") Conduct Rules precludes any Fund or class thereof from imposing, or us from receiving, a sales charge (as defined in that Rule) or any portion thereof, then you shall not be entitled to any payments from us hereunder from the date that the Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Fund or class thereof resumes imposition of some or all of its sales charge, you will be entitled to payments hereunder on the same terms as the Fund extends to us.

      (d) After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments, or service payments, or the termination of a Plan, any concessions, distribution payments, or service payments will be allowable or payable to you only in accordance with such change, discontinuance, or termination. You agree that you will have no claim against us or any Fund by virtue of any such change, discontinuance, or termination. In the event of any overpayment by us of any concession, distribution payment, or service payment, you will remit such overpayment.

      (e) If, within seven business days after confirmation by us of any original purchase order for shares of a Fund, such shares are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption by any of your customers, you shall forthwith refund to us any distribution and service payments made to you prior to such repurchase or redemption. You shall refund to the Fund immediately upon receipt the amount of any dividends or distributions paid to you as nominee for your customers with respect to redeemed or repurchased Fund shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. You shall be notified by us of such repurchase or redemption within ten days of such repurchase or redemption. We hereby agree that delivery to the transfer agent for the Funds is delivery to the Fund. In connection with all purchase orders or the submission to you of tenders of shares in connection with any offers by the Fund to repurchase shares, we acknowledge that you are acting as agent for your customers and each transaction is for the account of your customer and not for your own account.

5.    Status as Registered Broker/Dealer.

      (a) You represent that you are and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to abide by all of its rules and regulations including its Rules of Conduct. You further agree to comply with all applicable state and federal laws and rules and regulations of regulatory agencies having jurisdiction. Reference is hereby specifically made to Section 2830 of the Conduct Rules of the NASD, which is incorporated herein by reference. The termination of your membership in the NASD or any breach of said Section 2830 will immediately and automatically terminate this Agreement. You further represent that you are qualified to act as a broker/dealer in the states where you transact business.

      (b) Nothing in this Agreement shall cause you to be our partner, employee, or agent, or give you any authority to act for us or for any Fund. Neither we nor the Funds shall be liable for any of your acts or obligation as a dealer under this Agreement.

6.    Information Relating to the Funds.

      (a) No person is authorized to make any representations concerning Fund shares except those contained in the relevant Prospectus for such Fund. Upon your request, we will furnish you with a reasonable number of copies of the Funds' current prospectuses or statements of additional information or both (including any stickers thereto).

      (b) You may not use, without obtaining our prior written approval, any sales literature or advertising material (including material disseminated through radio, television or other electronic media) concerning Fund shares, other than the relevant Prospectus for such Fund or such printed information that is given to you by us. You shall not distribute or make available to investors any printed information furnished by us which is marked "FOR BROKER/DEALER USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to investors.

7. Indemnification. Each party ("indemnifying party") will indemnify and hold the other party ("indemnified party") harmless from any claim, demand, loss, expense, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of the indemnifying party, its agents and employees, in carrying out its obligations under this Agreement. Such indemnification will survive the termination of this Agreement. In addition, we agree to indemnify you against any and all claims, demands, liabilities and reasonable expenses (including attorneys' fees) which you may incur arising from, related to or otherwise connected with any untrue or alleged untrue statement of a material fact contained in any Prospectus for the Funds, or as a result of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

8. Term and Termination. This Agreement, with respect to any Fund, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of a Fund's Trustees who are not interested persons of the Fund (as defined in the 1940 Act), or a majority of the outstanding shares of the Fund, vote to terminate or not to continue a Plan. This Agreement, other than with respect to a Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein. Either party to this Agreement may terminate the Agreement with or without cause by giving the other party at least thirty
      (30) days prior written notice of its intention to terminate. This Agreement will automatically terminate in the event of its assignment, as defined in the Investment Company Act of 1940, as amended.

9. Amendment of Agreement. We may change or amend any provision of this Agreement by giving you written notice of the change or amendment.

10. Arbitration. In the event of a dispute, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado in accordance with the NASD's Code of Arbitration Procedure in effect at the time of the dispute. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs between us. Their award shall be final and binding between us, and such award may be entered as a judgment in any court of competent jurisdiction.

11. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to us shall be given or sent to us at our offices located at 1625 Broadway, Suite 2200, Denver, Colorado 80202,
      Attn: General Counsel. All notices to you shall be given or sent to you at the address specified by you below. Each of us may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph.

12. Miscellaneous. This Agreement shall become effective as of the date when it is accepted and dated below by us. This Agreement shall be construed in accordance with the laws of the State of Colorado. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement supersedes and cancels any prior agreement between us, whether oral or written, relating to the sale of shares of the Funds or any other subject covered by this Agreement. Failure of either party to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence. The termination of this Agreement with respect to any one Fund will not cause its termination with respect to any other Fund.

13. Anti-Money Laundering Program. You represent and warrant that you have adopted an anti-money laundering program ("AML Program") that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any future amendments (the "PATRIOT Act", and together with the Bank Secrecy Act, the "Act"), the rules and regulations under the Act, and the rules, regulations and regulatory guidance of the SEC, the NASD or any other applicable self-regulatory organization (collectively, "AML Rules and Regulations"). You further represent that your AML Program, at a minimum,
      (a) designates a compliance officer to administer and oversee the AML Program, (b) provides ongoing employee training, (c) includes an independent audit function to test the effectiveness of the AML Program,
      (d) establishes internal policies, procedures, and controls that are tailored to your particular business, (e) will include a customer identification program consistent with the rules under sec. 326 of the Act, (f) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (g) provides for screening all new and existing customers against the Office of Foreign Asset Control ("OFAC") list and any other government list that is or becomes required under the Act, and (h) allows for appropriate regulators to examine your AML books and records.

14. Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding shareholders is disclosed to either party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement. Any privacy notice that you deliver to your customers will comply with the Gramm-Leach-Bliley Act and Regulation S-P, as each may be amended, and will notify customers that non-public personal information may be provided to financial service providers such as security broker-dealers or investment companies and as permitted by law.

                                            Very truly yours,

Dated as of: _________________              ALPS DISTRIBUTORS, INC.

                                            By: ________________________
                                            Name: ______________________
                                            Title: _____________________

ACCEPTED AND AGREED:

------------------------------
        Firm

By: __________________________
Name: ________________________
Title: _______________________

Address: _____________________

______________________________

 _____________________________

NSCC Dealer # ________________          Fax Number: ____________________

NSCC Dealer Alpha Code _______          Date: __________________________

NSCC Clearing # ______________          Mutual Fund Coordinator/Primary
Contact:

Phone Number: ________________           _______________________________